EXHIBIT 4.2

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES INTO WHICH THIS SECURITY IS ISSUABLE HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE ISSUABLE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS ISSUABLE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

Effective Date: November 4, 2013

 U.S. ◆

6% NOTE
(CANADIAN HOLDERS)

FOR VALUE RECEIVED, VICTORY ELECTRONIC CIGARETTES CORPORATION (the “Company”) promises to pay to ◆ (the “Holder”), the principal sum of  ◆ ($◆) in lawful currency of the United States (the “Principal Amount”) on January 1, 2014 or such earlier date as the Note may be permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the Principal Amount of this Note at a rate of 6% per annum, subject to Section 2 below, payable on or prior to the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) in cash.  Interest shall be calculated on the basis of a 360-day year and, subject to Section 2, shall accrue daily commencing on the Effective Date until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder. Interest shall cease to accrue upon the Issuance Date, provided that the Company in fact delivers the shares of Common Stock (the “Shares”). The Company may prepay all of the Principal Amount without the prior written consent of the Holder subject to the prepayment terms and conditions set out in Section 4 hereto.

This Note is subject to the following additional provisions:

1.	Subscription Agreement

 This Note has been issued pursuant to a subscription agreement between the Company and the Holder dated November 4, 2013 (the “Subscription Agreement”) pursuant to which the Holder purchased this Note, and this Note is subject in all respects to the terms of the Subscription Agreement and incorporates the terms of the Subscription Agreement to the extent that they do not conflict with the terms of this Note.  This Note may not be transferred or exchanged.

2.	Repayment in Shares

(a)      Provided there is no Event of Default (as defined herein), the Company may elect to issue  Shares to the Holder on or before the Maturity Date in lieu of payment of the Principal Amount plus any accrued interest and other amounts owing in respect thereof (the “Outstanding Amount”). The Company shall effect such issuance by delivering to the Holder the form of Company Notice of Issuance attached hereto as Annex A (a “Notice of Issuance”), specifying the date on which such issuance is to be effected (the “Issuance Date”); provided that the date upon which any such issuance may be effected may not be less than 5 calendar days following the date of delivery of the Notice of Issuance.  Upon the issuance of the Shares, the Holder shall promptly physically surrender the Note to the Company for cancellation and the Outstanding Amount will be deemed to be forgiven.

(b)      If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions in shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the number of Shares to be issued to the Holder shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.	Events of Default

(a)     “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)	any default in the payment of the Principal Amount or interest payable pursuant to this Note; and

(ii)
the Company or any of its subsidiaries, if and when applicable (each a “Subsidiary”), shall commence, or there shall be commenced against the Company or any Subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary or there is commenced against the Company or any Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any Subsidiary makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary for the purpose of effecting any of the foregoing.

(b)      If any Event of Default occurs, subject to any cure period, the Outstanding Amount shall become, at the Holder’s election, immediately due and payable.  Under such circumstances and at the option of the Holder, the Holder may elect to receive ◆Shares in lieu of the Outstanding Amount.  The Holder shall effect such an issuance by delivering to the Company the form of Holder Notice of Issuance attached hereto as Annex B (a “Holder Notice of Issuance”), specifying therein the Issuance Date; provided that the date upon which any such issuance may be effected may not be less than 5 calendar days following the date of delivery of the Holder Notice of Issuance.  The terms and conditions in Section 2(b) apply to an issuance under this Section.

(c)      Upon payment in full of the Outstanding Amount or the issuance of the Shares in lieu thereof, the Holder shall promptly physically surrender the Note to the Company for cancellation and the Outstanding Amount will be deemed to be forgiven.

(d)      The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(e)      Except in the circumstances where the Holder has received Shares in lieu of the Outstanding Amount, in which case the following amounts will be forgiven, the Company will forthwith upon demand pay to the Holder the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ which the Holder may incur in connection with any default on the Company’s part hereunder.

4.	Prepayment

The Company may, at its option, upon ten (10) days’ prior written notice (a “Prepayment Notice”) to the Holder, prepay (the “Prepayment”) the Outstanding Amount on or prior to the Maturity Date.  The Prepayment (less any tax required to be withheld by the Company) shall be paid by cheque or by such other reasonable means as the Company deems desirable. The mailing of such cheque from the Company’s registered office, or the payment by such other reasonable means as the Company deems desirable, on or before the prepayment date shall be deemed to be payment on the Prepayment date unless the cheque is not paid upon presentation or payment by such other means is not received. Notwithstanding the foregoing, the Company shall be entitled to require at any time, and from time to time, that the Prepayment be paid to the Holder only upon presentation and surrender at the registered office of the Company or at any other place or places designated by the Prepayment Notice.  At any time after a Prepayment Notice is given, the Company shall have the right to deposit the amount of the prepayment with any chartered bank or banks or with any trust company or trust companies named for such purpose in the Prepayment Notice to the credit of a special account or accounts in trust for Holder, to be paid to it upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the Note. Upon such deposit or deposits being made or upon the prepayment date, whichever is later, the Note shall be and be deemed to be paid and the rights of the Holder shall be limited to receiving, without interest, the amount so deposited.  Any interest allowed on such deposit or deposits shall accrue to the Company.

5.	Notices

Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Issuance, shall be in writing, sent by a nationally recognized overnight courier service or by facsimile, addressed to the Company, Attn: President at the facsimile telephone number or address of the Company appearing on the books of the Company or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of such Holder, or if no such facsimile telephone number or address appears, at the address of the Holder to which this Note was delivered.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Pacific Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Pacific Time) on any date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

6.	Definitions

For the purposes hereof, in addition to the terms defined elsewhere in this Note: (i) capitalized terms not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, and (ii) the following terms shall have the following meanings:

(i)
“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the Province of British Columbia are authorized or required by law or other government action to close.

(ii)	“Common Stock” means the common stock, par value $0.001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

(iii)	“Effective Date” shall have the meaning shown on the first page of this Note.

(iv)	“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

7.	Replacement of Note if Lost or Destroyed

If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

8.	Governing Law

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the Province of British Columbia, without regard to the principles of conflicts of law thereof.

9.	Severability

The invalidity or unenforceability of any particular provision of this Note shall not affect or limit the validity or enforceability of the remaining provisions of this Note.

10.	Waivers

Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

11.	Usury

If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

12.	Next Business Day

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

VICTORY ELECTRONIC CIGARETTES CORPORATION

Per:
Authorized Signatory

ANNEX A

COMPANY NOTICE OF ISSUANCE

The undersigned hereby elects to issue ◆ Shares to the Holder in lieu of the Outstanding Amount in accordance with the terms of the Note of VICTORY ELECTRONIC CIGARETTES CORPORATION, a Nevada corporation (the “Company”), due on January 1, 2014.

Date to Effect Issuance:	___________________________________

Principal Amount of Note:	________US$ ◆________________________

Number of Shares to be issued:	______________◆___________

VICTORY ELECTRONIC CIGARETTES CORPORATION

Per:           ____________________________
                  Authorized Signatory

ANNEX B

HOLDER NOTICE OF ISSUANCE

The undersigned hereby elects to exercise its right to require the Company to issue  ◆ Shares to the undersigned in lieu of the Outstanding Amount in accordance with the terms of the Note of VICTORY ELECTRONIC CIGARETTES CORPORATION, a Nevada corporation, due on January 1, 2014.

Date to Effect Issuance:	___________________________________

Principal Amount of Note:	________US$ ◆________________________

Number of Shares to be issued:	______________◆___________

Signature:	________________________________________

_________________________________________________
Name:

_________________________________________________
Address:

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